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                                                                    Exhibit 10.6

                            TAX ALLOCATION AGREEMENT

     This TAX ALLOCATION AGREEMENT (this "Agreement") is entered into as of the 7th day of August, 2000, by and between BRE Properties, Inc., a Maryland corporation ("BRE") and VelocityHSI, Inc., a Delaware corporation
("VelocityHSI").

     WHEREAS, BRE and VelocityHSI have entered into that Contribution and Distribution Agreement dated as of August 7, 2000 which provides for the transfer of certain assets by BRE to VelocityHSI in exchange for capital stock of VelocityHSI representing 100% of the outstanding stock of VelocityHSI ("VelocityHSI Stock");

     WHEREAS, certain employees and service providers of BRE and VelocityHSI (the "Employees") will purchase or receive VelocityHSI Stock and/or options to purchase such stock;

     WHEREAS, the parties understand that some or all of the Employees intend to make elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the receipt of such VelocityHSI Stock, including as a result of the exercise of options to purchase such stock;

     WHEREAS, in connection with the issuance of the VelocityHSI Stock, and the options to purchase VelocityHSI Stock, as well as any stock in BRE ("BRE Stock"), the parties wish to set forth the terms upon which the parties will report and allocate deductions and income, if any, with respect to such issuances;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Definitions.

     "Contribution Time" shall mean the first time at which BRE owns stock of VelocityHSI which constitutes less than 100% of VelocityHSI's outstanding capital stock.

     "Post-Contribution Time Straddle Period" shall mean, with respect to any Straddle Period, the portion thereof beginning concurrently with the Contribution Time and ending on the last day of such Straddle Period.

     "Post-Contribution Time Taxable Period" shall mean a Taxable Year that begins concurrently with the Contribution Time.

     "Straddle Period" shall mean any Taxable Year beginning before and ending after the Contribution Time.

     "Taxable Year" shall mean a taxable year (which may be shorter than a full calendar or fiscal year), year of assessment or similar period with respect to which any tax may be imposed.
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     2.   Reporting. Each of BRE and VelocityHSI shall be responsible for making all reports required to be made to any relevant taxing authority with respect to any grants or exercises of stock options with respect to such party's capital stock in any Post-Contribution Time Straddle Periods or Post-Contribution Time Taxable Periods.

     3. Allocation of Deductions. BRE shall be entitled to the economic benefit of, and to the extent permitted by applicable law shall take, any income tax deductions arising by reason of exercises of the options to purchase shares of BRE Stock, other acquisitions of such stock or dispositions of such stock. VelocityHSI shall be entitled to the economic benefit of, and to the extent permitted by applicable law, shall take any income tax deductions arising by reason of exercises of the options to purchase VelocityHSI Stock, other acquisitions of such stock or dispositions of such stock.

     4. Allocation of Income. To the extent that any of the options to purchase VelocityHSI Stock, options to purchase BRE Stock, or shares of VelocityHSI Stock or BRE Stock are forfeited by an Employee and returned to VelocityHSI or BRE, as the case may be, the party who received a deduction with respect to such property under Section 3 of this Agreement will be entitled to any income, gain or loss resulting from such forfeiture.

     5. Entire Agreement; Construction. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any previous negotiations, commitments and writings with respect to such subject matter.

     6. Confidentiality. Each of BRE and its affiliates and VelocityHSI and its affiliates shall not use or permit the use of (without the consent of the other) and shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all information concerning the other party in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain or becomes part of the public domain through no fault of such party, (B) such information has been later lawfully acquired by such party, without an obligation of confidence, from a third party who is legally free to disclose such information, (C) this Agreement or any other agreement entered into pursuant hereto permits such use or disclosure of such information or (D) such information is independently developed by such party without reference to such information) to the extent such information relates to the period up to the Contribution Time, and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors, attorneys and other representatives, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to consult with each relevant other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow each such relevant party and its counsel to participate in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.
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     7.   Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     8. Notices. Notices shall be sent to the Parties at the following addresses:

     BRE Properties, Inc.
     44 Montgomery Street, 36/th/ Floor
     San Francisco, California  94104
     Attn:  LeRoy E. Carlson
     Facsimile:  415-445-6505

     VelocityHSI, Inc.
     2175 North California Boulevard, Suite 810
     Walnut Creek, California  94596
     Attn:  Charles P. Wingard
     Facsimile:  925-952-5697

     Notices may be hand-delivered or sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice shall be deemed received at the time delivered by hand, on the fourth business day following deposit in the U.S. mail, on the first business day following deposit with Federal Express or other delivery service, or if given by facsimile when confirmation of transmission is indicated by the sender's facsimile machine. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

     9. Amendments; Waivers. No modification or amendment to this Agreement, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such modification, amendment or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

     10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto.

     11. Termination. This Agreement may not be terminated, except by an agreement in writing signed by the parties.

     12. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
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     13.  Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                           (signature page follows)
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              BRE PROPERTIES, INC., a Maryland corporation


                                             /s/ LeRoy Carlson
                              --------------------------------------------------
                              By:  LeRoy Carlson
                              Its: Executive Vice President and Chief Operating Officer

                              VELOCITYHSI, INC., a Delaware corporation


                                          /s/ Charles P. Wingard
                              --------------------------------------------------
                              By:  Charles P. Wingard
                              Its: Senior Vice President and Chief Financial Officer